UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2026 (January 15, 2026)

VERSUS SYSTEMS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39885	46-4542599
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 South DuPont Hwy. Dover, DE 19901
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 639-4457

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	VS	The Nasdaq Capital Market
Unit A Warrants	VSSYW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2026, Versus Systems, Inc. (the “Company”) entered into a Master Services Agreement (the “MSA”) with PKF O’Connor Davies Advisory, LLC (“PKFOD”). Pursuant to the MSA, PKFOD will provide accounting and financial support services to the Company. Such services will include accounting, bookkeeping, financial reporting and SEC reporting support. The MSA requires the Company to pay PKFOD an initial fee of $5,000 and a monthly fee of $5,000.

The foregoing description of the MSA is qualified in its entirety by reference to the full text of the MSA, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 15, 2026, Geoff Deller resigned as Chief Financial Officer of the Company and, therefore, will no longer be the Company’s principal financial officer. On that same date, the Company’s board of directors named Company Chief Executive Officer Luis Goldner as the Company’s principal financial officer.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Master Services Agreement with PKF O’Connor Davies Advisory, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERSUS SYSTEMS INC.

Date: January 16, 2026	By:	/s/ Luis Goldner
	Name:	Luis Goldner
	Title:	Chief Executive Officer Principal Executive Officer Principal Financial Officer

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